PART II – OFFERING CIRCULAR

Hathaway Activated

Carbon, Inc.

Corporate:

Hathaway Activated Carbon, Inc.

45 Franks Road

PO Box 356

Leoma, Tennessee 38468

 (931) 852-4060

Best Efforts Offering of 200,000 7% Convertible Preferred Stock Shares

Offering Price per 7% Convertible Preferred Stock Unit:  $100.00 (USD)

Minimum Offering: Two Hundred Thousand 7% Convertible Preferred Stock Shares

DIVIDEND POLICY: Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 200,000 7% Convertible Preferred Stock Shares are being offered to the public at $100 per 7% Convertible Preferred Stock Unit. The minimum number of 7% Convertible Preferred Stock Shares that must be sold prior to the Company having access to the Investment Proceeds is TWO HUNDRED THOUSAND Share of 7% Convertible Preferred Stock Shares. A maximum of $20,000,000 will be received from the Offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the date of the one year anniversary of the Qualification of this Offering by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

DATED: September 1st, 2016

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THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THERE IS AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

GENERALY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGAGE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT

OF DISCLOSURE UNDER REGULATION A

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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TABLE OF CONTENTS:

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ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$0.00	$100.00
Total Minimum	200,000	$20,000,000.00	$0.00	$20,000,000.00
Total Maximum	200,000	$20,000,000.00	$0.00	$20,000,000.00

1)

The Company is offering a maximum of 200,000 7% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $150,000 USD. Any costs above $150,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

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THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

•

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earlies of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

Clean Coal Technology Company Investment Industry Risks

Clean Coal Technology Industry investments are subject to varying degrees of risk.  The yields available from equity investments in Clean Coal Technology Companies depends on the amount of income earned and capital appreciation generated by the company as well as the expenses incurred in connection therewith.  If any of the Company’s products or services does not generate income sufficient to meet operating expenses, the Company’s Common Stock value could adversely be affected.  Income from, and the value of, the Company’s products and services may be adversely affected by the general economic climate, the Clean Coal Technology market conditions such as oversupply of related products and services, or a reduction in demand for Clean Coal Technology products and services in the areas in which the Company’s products and services are located, competition from other Clean Coal Technology products and services suppliers, and the Company’s ability to provide adequate Clean Coal Technology products and services.  Revenues from the Company’s products and services are also affected by such factors such as the costs of production and general regional and national market conditions.

Because Clean Coal Technology Industry investments are relatively illiquid, the Company’s ability to vary its Clean Coal Technology products and services portfolio promptly in response to economic or other conditions is limited.  The relative illiquidity of its holdings could impede the Company’s ability to respond to adverse changes in the performance of its assets.  No assurance can be given that the fair market value of the assets acquired by the Company will not decrease in the future.  Investors have no right to withdrawal their equity commitment or require the Company to repurchase their respective Common Stock or Preferred Stock interests and the transferability of the Common Stock or Preferred Stock Shares is limited.  Accordingly, investors should be prepared to hold their investment interest until the Company is dissolved and its assets are liquidated.

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The Company May Experience Delays in Resolving Unexpected Technical Issues Arising in Completing Development and Implementation of Its Technology, such Delays May Increase Development Costs and Postpone Anticipated Sales and Revenues

The Company is planning to acquire a “proven technology”. The Company have to solve technical, manufacturing and/or equipment-related issues. Some of these issuers are ones that the Company cannot anticipate because the technology the Company is acquiring, refining and implementing is not in mass commercial operation. If the Company must revise existing manufacturing processes or order specialized equipment to address a particular issue, the Company may not meet its projected timetable for bringing commercial operations on line. Such delays may interfere with the Company’s projected schedules, delay the Company’s receipt of licensing and royalty revenues from operations and decrease royalties from operations.

The Company’s Business Depends on the Protection of Its Patents (which it plans to acquire through acquisition) and Other Intellectual Property, and the Company May Suffer if the Company Are Unable to Adequately Protect such Intellectual Property

The Company’s success and ability to compete are substantially dependent upon the Company’s intellectual property. The Company shall rely on patent laws, trade secret protection and confidentiality or license agreements with its employees, consultants, strategic partners and others to protect its intellectual property rights. However, the steps the Company takes to protect its intellectual property rights may be inadequate. There are events outside of the Company’s control that pose a threat to the Company’s intellectual property rights as well as to the Company’s products and services. For example, effective intellectual property protection may not be available in every country in which the Company license its technology. Also, the efforts the Company will take to protect its proprietary rights may not be sufficient or effective. Also, protecting the Company’s intellectual property rights is costly and time consuming. Any unauthorized use of the Company’s intellectual property could make it more expensive to do business and harm the Company’s operating results. In addition, other parties may independently develop similar or competing technologies designed around any patents that may be issued to the Company.

The Company is planning to acquire technology that has been granted multiple U.S. patents and also have several more U.S. patent applications pending relating to certain aspects of the technology, and the Company may seek additional patents on future innovations of the technology (after the Company has acquired the technology). The Company’s ability to license the technology is substantially dependent on the validity and enforcement of these patents and patents pending. The Company cannot assure you that the Company’s patents will not be invalidated, circumvented or challenged, that patents will be issued for the patents pending, that the rights granted under the patents will provide the Company competitive advantages or that the Company’s current and future patent applications will be granted.

Third Parties May Invalidate the Company’s Patents

Third parties may seek to challenge, invalidate, circumvent or render unenforceable any patents or proprietary rights acquired by the Company, issued to the Company, or licensed to the Company based on, among other things:

•

Subsequently discovered prior art;

•

Lack of entitlement to the priority of an earlier, related application; or

•

Failure to comply with the written description, best mode, enablement or other applicable requirements.

United States Patent Law requires that a patent must disclose the “best mode” of creating and using the invention covered by a patent. If the inventor of a patent knows of a better way, or “best mode”, to create the invention and fails to disclose it, that failure could result in the loss of patent rights. The Company’s decision to protect certain elements of the Company’s proprietary technology as trade secrets and to not disclose such technologies in patent applications, may serve as a basis for third parties to challenge and ultimately invalidate any of the Company’s related patents based on a failure to disclose the best mode of creating and using the invention claimed in the applicable patent. If a third party is successful in challenging the validity of the Company’s patents, the Company’s inability to enforce its intellectual property rights could seriously harm the Company’s business.

The Company May Be Liable for Infringing the Intellectual Property Rights of Others

The Company’s proposed technology may be subject of claims of intellectual property infringement in the future. The Company’s proposed technology may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle, could divert resources and attention and could require the Company to obtain a license to use the intellectual property of third parties. The Company may be unable to obtain a licenses from these third parties on favorable terms, if at all. Even if a license is available, the Company may have to pay substantial royalties to obtain it. If the Company cannot defend such claims or obtain necessary licenses on

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reasonable terms, the Company may be precluded from offering most or all of the technology, and the Company’s business and results of operations will be adversely affected.

Overseas Development of the Company’s Business is Subject to International Risks, which Could Adversely Affect the Company’s Ability to License Profitable Overseas Plants

The Company believes a significant portion of the growth opportunity for the business lies outside of the United States. Doing business in foreign countries may expose the Company to many risks that are not present domestically. The Company lacks significant experience dealing with such risks, including political, military, privatization, technology piracy, currency exchange and repatriation risks, and higher credit risks associated with customers. In addition, it may be more difficult for the Company to enforce legal obligations in foreign countries, and the Company may be at a disadvantage in any legal proceeding within the local jurisdiction. Local laws may also limit the Company’s ability to hold a majority interest in the projects that the Company may develop.

Coal Prices are Subject to Change and a Substantial or Extended Decline in Prices Could Materially and Adversely Affect the Company’s Revenues and Results of Operations, as well as the Value of the Company’s Coal Reserves

A portion of the Company’s revenues and results of operations are subject to the value of coal reserves the Company has, and that is dependent in large measure upon the prices the Company receives for its Coal. Because Coal is a commodity, the prices the Company receives is set by the Marketplace. Prices for Coal generally tend to be cyclical, and over the last several years, Coal prices have become more volatile. The contract prices the Company may receive in the future for Coal depends upon numerous factors; including (but not limited to):

•

The domestic and foreign supply and demand for Coal, including demand for U.S. Coal exports

•

Domestic demand for electricity;

•

Domestic and foreign economic conditions, including economic downturns and the strength of the Global and U.S. Economies;

•

The quantity and quality of Coal available from competitors;

•

Competition for production of electricity from non-Coal sources, including the price availability of alternative fuels, such as Natural Gas and Crude Oil, and alternative energy sources, such as nuclear, hydroelectric, wind and solar power, and the effects of technological developments related to these non-Coal and alternative energy sources;

•

Domestic air emissions standards for Coal-Fired Power Plants, and the availability of Coal-Fired Power Plants to meet these standards by installing scrubbers or other means;

•

Adverse weather, climatic or other natural conditions, including disasters;

•

Legislative, Regulatory and Judicial developments, Environmental Regulatory changes, or changes in Energy Policy and Energy Conservations measures that would adversely affect the Coal industry, such as legislation that limits carbon dioxide emissions or provide for increased funding and incentives for, or mandates the use of, alternative energy sources;

•

Domestic and Foreign Governmental Regulations and Taxes;

•

The quantity, quality and pricing of Coal available in the resale market;

•

The capacity of, cost of, and proximity to, rail transportation facilities and rail transportation delays;

•

Market price fluctuations for Sulfur Dioxide emission allowances; and

•

Subsidies designed to encourage the use of alternative energy sources.

A substantial or extended decline in the prices the Company receives for its future Coal sales contracts due to these other factors could materially and adversely affect the Company by decreasing its revenues, thereby materially and adversely affecting the Company’s results of operations.

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The Company’s Coal Mining Operations Are Subject to Operating Risks, which Could Result in Materially Increased Operating Expenses and Decreased Production Levels, and Could Materially and Adversely Affect the Company’s Results of Operations

The Company’s proposed Coal Mining Operations are subject to a number of operating risks. Because the Company will maintain very little produced Coal inventory, certain conditions or events could disrupt operations, adversely affect production and shipments and increase the cost of mining at particular mines for varying lengths of time, which could have a material adverse effect on the Company’s results of operations. These conditions and events include, among others:

•

Poor mining conditions resulting from geological, hydrologic or other conditions, which may cause instability of highwalls or spoil-piles, or cause damage to nearby infrastructure;

•

Mining and plant equipment failures and unexpected maintenance problems;

•

Adverse weather and natural disasters, such as heavy rains, flooding and other natural events affecting operations, transportation or customers;

•

The unavailability of raw materials, equipment (including heavy mobile equipment) or other critical supplies such as tires and explosives, fuel, lubrications and other consumables of the type, quantity and/or size needed to meet production expectations;

•

The capacity of, and proximity to, rail transportation facilities and rail transportation delays or interruptions, including derailments;

•

Delays, challenges to, and difficulties in acquiring, maintaining or renewing necessary permits, including environmental permits, or mining or surface rights;

•

Delays or difficulties in, the unavailability of, or unexpected increases in the cost of acquiring, developing and permitting new Lease by Application acquisitions from the Federal Government and other new mining reserves and surface rights, including challenges by non-governmental or environmental organizations or other third parties;

•

Competition and/or conflicts with other natural resource extraction activities and production within the Company’s operating areas, such as coalbed methane extraction or Oil & Gas Development;

•

A major incident at a mine site that causes all or part of the operations of a mine to cease for some period of time;

•

Current and future health, safety and environmental regulations or changes in interpretations of current regulations, including the classification of plant and animal species near the Company’s Mines;

•

Inability to acquire or maintain adequate financial sureties for mining and reclamation purposes, or to meet other governmental or private bonding requirements; and

•

The value of the U.S. Dollar relative to other currencies, particularly where imported products are required for the mining process, such as tires and petroleum products.

These changes, conditions and events may materially increase the Company’s costs of mining and delay or halt production at particular mines either permanently or for varying lengths of time.

The Company is a Development Stage Business, and all Risks Associated with an Early Stage Company

Hathaway Activated Carbon, Inc. commenced operations in May of 2016 as a Delaware Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Hathaway Activated Carbon, Inc. will operate profitably.

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company Can Raise the Capital it Needs

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

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The Company needs at least $20,000,000 to continue operations for the next twelve months; investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $20,000,000, the Company will have to limit or eliminate important expenditure, such as the purchase of certain materials and supplies, and the hiring of essential labor, lease space costs, limited mining operations, increase lender debt and marking activities, all of which will hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Company is Dependent on Current Management

In the early stages of development, the Company’s business will be significantly dependent on the Company’s management team.  The Company’s success will be particularly dependent upon the services of Mr. Kevin Hathaway, the Company’s Founder and Chief Executive Officer.

The Company Could Potentially Face Risks Associated with Borrowing

The Company does intend to incur additional debt beyond the investment commitments provided in this offering (a minimum $30,000,000 USD). The Company plans to obtain both secure and unsecured debt in the future, from which possible risks could arise.  When the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control by Management

As of September 1st, 2016 the Company’s Management owned approximately 100% of the Company’s outstanding Common Stock Shares and 0% of the Company's Preferred Stock Shares.  Upon completion of this Offering, The Company’s Management will own approximately 100% of the outstanding Common Stock Shares of the Company and 0% of the outstanding Preferred Stock Shares of the Company.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

 pg. 10

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•

The Company’s degree of success in capturing a larger portion of the Clean Coal Technology market;

•

The costs of acquiring new mines and increasing the number of companies paying the Company licensing fees;

•

The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

Unavailability of Rule 144 for Resales

The Company may be regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

The Company’s Preferred Stock is Equity and is Subordinate to all of our Existing and Future Indebtedness; our ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board

 pg. 11

of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock will be listed on the OTC Markets “OTCQB” or “OTCQX”, where there is a great chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Recreational Marijuana Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF TENNESSEE, IN THE COUNTY OF LAWERENCE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

 pg. 12

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

 pg. 13

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company has not had any stock sales within the last year.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Kevin Hathaway 45 Franks Road Leona, Tennessee 38468	Common Stock: 500,000 Shares (50%) Preferred Stock: No Shares	Common Stock: 500,000 Shares (50%) Preferred Stock: No Shares
Mrs. Laura Hathaway 45 Franks Road Leona, Tennessee 38468	Common Stock: 500,000 Shares (50%) Preferred Stock: No Shares	Common Stock: 500,000 Shares (50%) Preferred Stock: No Shares

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 14

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 7% Convertible Preferred Stock Shares, (2) One Year from the date this Offering is qualified by the United States Securities and Exchange Commission, or (3) a date prior the one year anniversary date on which the United States Securities and Exchange Commission has Qualified this Offering that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Kevin Hathaway, the Company’s Chief Executive Officer. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to HATHAWAY ACTIVATED CARBON, INC. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

 pg. 15

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $20,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C.

Sale of Company 7% Convertible Preferred Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$19,850,000	99.25%	$19,850,000	99.25%

D.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$150,000	0.75%	$150,000	0.75%

Footnotes:

1)

The Company is offering a maximum of 200,000 7% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $150,000 USD. Any costs above $150,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

 pg. 16

The Company reserves the right to amend the Offering to a Regulation A Offering under Section 3(b) of the Securities Act of 1933, as amended, for a Regulation A Tier II Offering to raise maximum gross proceeds of $50,000,000 from the sale of Securities in this Offering.  The Company would at this time intend to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

E.

Sale of Company 7% Convertible Preferred Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$49,850,000	99.70%	$19,850,000	99.25%

F.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$150,000	0.30%	$150,000	0.75%

Footnotes:

5)

As a Tier II Offering, the Company would be offering a maximum of 500,000 7% Convertible Preferred Stock Shares at the price indicated

6)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $150,000 USD. Any costs above $150,000 will be paid by the Executives of the Company.

7)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

8)

The Shares would be Offered pursuant to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

\

 pg. 17

Use of Investment Proceeds:

Proceeds from the Offering will be used to execute Phase I of the Project which consists tasks necessary to secure project funding at the conclusion of Phase I.  Therefore, Phase I tasks shall be driven by the underwriting requirements of the prospective funding source for the project funds.  That prospective project funding source has been identified and the project funds have been “soft circled” as structured debt.  The Company has enjoyed a multi-year relationship with the prospective project funding source and the probability of becoming funded is very high.

REGULATION A TIER I OFFERING / $20,000,000 USD:

OPERATIONAL EXPENSES
Acquisition of C20 Technologies	$16,000,000	32.0%
Underwriting Fees	$150,000	0.30%
Technology Validation	$1,000,000	2.00%
TOTAL:	$17,150,000	100%

Other Costs
Contingency	$500,000
Salaries	$750,000
General and Administrative	$500,000
Professional Fees	$500,000
Travel	$100,000
Business Development	$400,000
Marketing & Public Relations	$100,000
TOTAL:	$2,850,000

 pg. 18

REGULATION A TIER II OFFERING / $50,000,000 USD (if amended):

OPERATIONAL EXPENSES
Acquisition of C20 Technologies	$16,000,000	32.0%
Underwriting Fees	$150,000	0.30%
Mine Acquisition(s)	$8,150,000	16.30%
Environmental Permitting	$1,000,000	2.00%
Site Engineering	$200,000	0.40%
Site Improvements	$2,000,000	4.00%
FEL 2 – Preliminary Design	$4,000,000	8.00%
FEL 3 – Detail Design	$2,000,000	4.00%
Final Design	$1,000,000	2.00%
Sample Testing	$500,000	1.00%
Product Samples	$1,000,000	2.00%
Technology Validation	$1,000,000	2.00%
Other	$11,000,000	22.00%
TOTAL:	$50,000,000	100%

Other Costs
Contingency	$5,000,000
Salaries	$3,200,000
General and Administrative	$500,000
Professional Fees	$1,000,000
Travel	$500,000
Business Development	$500,000
Marketing & Public Relations	$300,000
TOTAL:	$11,000,000

The above allocation of Funds Table provides above provides the use of funds based on raising $5,000,000 USD. Upon the completion the investment of the minimum proceeds of the Offering, the Company will complete the acquisition of C20 Technologies, pay all Offering Underwriting Fees, and utilize the remaining funds for the costs detailed in the section titled “Other Costs”.

 pg. 19

Use of Investment Funds: Employee Projections:

The company shall employ approximately eight personnel, positions identified below, to carry the company through Phase I.  The personnel shall require approximately $1,600,000 annually including salary and benefits.  Two years of salary expenses have been budgeted, even though we expect to move the project into Phase II within one years’ time.  A short list of prospective employees for each position is available upon request.  Due to the downturn in many industrial companies, example coal, steel, oil, etc., there are many highly qualified mid-level and senior C-level executives that could fill the positions identified below.

President.  Kevin Hathaway shall perform the duties of Acting President until the Project is commission at the beginning of Phase III.  At that time, the VP of Operations and Training would be the natural choice to replace Mr. Hathaway and that individual would then backfill his/her position.

Executive Assistant and Travel Management.  This highly qualified individual would perform the duties of coordinating calendars, setting meetings, travel arrangements, etc. for the entire management team.  A seasoned EA is required as this position is key to the smooth flow of information across the management team.

VP of Operations and Training.  This shall be one of the first hires that is conducted.  The highly qualified professional should have a technical foundation with business and management skills developed through experience in mid-level and senior ranks of a large industrial corporation.  Leadership, strong character and good communications skills are essential.

VP of Logistics.  Logistics is probably the next most important aspect of the Project since large volumes of value-added commodities need to be transported daily by rail and by truck.  This professional needs to have experience moving large volumes of bulk commodities in the U.S. West, and be very well connected throughout that network.  Familiarity of rail transportation is essential.

VP of Sales and Marketing.  Long-term offtake agreements with large, investment-grade trading partners is essential to the underwriting process of the project funding.  This professional must have a long and successful track record of sales in the oil sector, or the coal sector, or the steel sector of the economy.  The ability to understand and develop the activated carbon market is key.

VP of Quality and Safety.  Quality and Safety are essential to a successful project.  This key individual shall be hired about half-way through Phase I to become familiar with the plant design and construction plans.  The individual will work closely with the design engineers to ensure that work safety and product quality are “baked into” the project design.  Strict safety and quality protocols shall be enforced throughout construction, testing, training and operation of the Project.

VP of Technology Development.  The VP of technology development shall participate in the development, employment and protection of all technology used by the Project.  Technology shall be developed and adapted to exploit new and developing markets such as the soil amendment market.  As new technologies are developed, patent fillings and other measures shall be enforced to protect the Company’s technological advantage.

Controller and Human Resources.  The controller and HR employee shall be one of the first employees hired by the Company.  A highly qualified, mid-career professional that can carry both disciplines of controlling the Company’s capital resources and managing the human resources is required.

 pg. 20

Phase I Timeline – Month 1 through Month 12:

Project Phases Timeline:

 pg. 21

ITEM 7. DESCRIPTION OF BUSINESS

Overview of the Opportunity:

The Company has agreed to acquire the assets of C2O Technologies, LLC and to acquire C2O Technology Development Corporation and all of the underlying assets of the joint venture companies. The assets of C2O Technologies, LLC include intellectual property, control of C2O Technology Development Corporation, proprietary rights to the pyrolyzer which was co-developed with Carrier Corporation, and development work accomplished on prospective projects domestically and abroad. C2O Technology Development Corporation maintains the intellectual property in China, Mongolia and Hong Kong, and minority ownership in a Hong Kong company that has exclusive rights to deploy the C2O Rinker Process to China, Mongolia and Hong Kong.

•

Activated Carbon which can be used as a valuable soil amendment (agriculture),

•

Ethanol from the conversion of CO2 through a complimentary process (energy),

•

Pulverized Coal Injection (PCI) that is used in the production of steel (metallurgical),

•

Synthetic crude oil with properties similar to Louisiana Light Sweet (LLS) (energy),

•

Upgraded thermal coal that is clean and “sulfur compliant” (energy);

Activated carbon for the emerging soil amendment market has the most upside profit potential of the products that may be produced.  Activated carbon has been used as a soil amendment over the ages, and most notably by the civilizations of the Amazon River region.  Large and very successful civilizations were able to produce food from what is today relatively poor soils through the use of charcoal mixed with soil (biochar).  Biochar, a form of activated carbon, was used as a soil amendment to retain organic nutrients available from human and animal waste.  The Amazon Civilization practice of using activated carbon as a soil amendment is called Terra Preta (a documentary is available online at: https://www.youtube.com/watch?v=-YS8I6AZRfg).  Today, the secrets of Terra Preta are being rediscovered by academia through the efforts Cornell University, and Arizona State University in what is now being called the Biochar Revolution (additional information can be found at: http://www.css.cornell.edu/faculty/lehmann/ and at: https://sustainability.asu.edu/events/rsvp/ryan-delaney/.

The activated carbon produced by the proposed coal refinery has molecular properties very similar to the type of activated carbon used as a soil amendment in the process known as Terra Preta.  Depending on the soil properties, adding a soil amendment, like activated carbon, can increase crop yields by as much as 30%.  The mechanics behind the increased crop yields involves enhanced retention of plant nutrients by the soil.  Activated carbon from coal (coal char) is currently being used on soils as an agent to clean up toxic chemical spills, but is not available at a price point to be used in commercial agriculture to enhance crop yields.  The proposed coal refinery can produce activated carbon at the volume and price point that is practical to for use as a soil amendment for commercial agriculture.

The proven coal refining technology is currently being fielded to China and is available to be fielded to the Powder River Basin of Wyoming and Montana, USA.  The Company plans to work closely with the Wyoming Business Council (Cheyenne) and the Western Research Institute (Laramie) to field a full-scale plant by mid-2019.  This specific project is envisioned to have six lines, processing 3,000 short tons per line per day of input coal (18,000 short tons per day total), and is expected to produce daily:

•

11,250 tons of coal char @ $100/t

•

15,500 barrels of synthetic crude $ $40/bbl

•

3,000 tons of CO2 to make 30,000 gallons of ethanol per day @ $2.00/gal

The Company expects to process low-grade coal worth $10/ton at the mine, through the coal refinery to make products worth an estimated $102/input ton at an estimated cost of $27/input ton thereby yielding an estimated $75/input ton EBITDA.  The annual operating margin from the project is expected to approximate $75/input ton across 18,000 input tons per day for 300 days per year, or approximately $405MM at optimal market and operating conditions.

 pg. 22

The Acquisition:

The Company is in advanced discussion to acquire C2O Technologies, LLC and C2O Corporation and all of the underlying assets of the companies.  The assets consist of the intellectual property which constitutes the C2O-Rinker Process as well as a joint venture to field the C2O-Rinker Process to China and Mongolia.

The Intellectual Property

A total of seven patents and patents pending which have been developed to protect the intellectual property behind the C2O-Rinker Process.  Five of the seven patents have been granted in the United States, three of the seven have been granted in China, and one of the seven patents has been granted in South Africa.  Two of the seven patents are pending in the United States and fifteen additional patent applications from the seven original United States filings are in various stages of processing in the countries of Australia, Canada, China, Hong Kong, India, Indonesia, Mongolia and Vietnam.

Patents for the C2O-Rinker Process

 pg. 23

The Chinese Joint Venture

C2O Corporation
26.39%
C2O Technologies, LLC
IP resides in this Kentucky LLC
60%
JV with Beida Jade Bird Group
C2O Technology Development Corporation
49%
40%
HKUTC
Hong Kong Universal C2O LTD – has exclusive right to use the technology or sublicense within China, Mongolia and Hong Kong

Figure : China JV Ownership Diagram

China has an abundance of low-grade, sub-bituminous coal for which the C2O-Rinker Process is extremely well suited.  C2O Technologies, LLC is part owner in a joint venture with the Beida Jade Bird Group (“Beida”), out of Beijing, China.  The joint venture is actually two companies:  Hong Kong Universal C2O LTD (HKUTC) in Hong Kong, which has the rights to deploy the technology to Hong Kong, China and Mongolia and is currently constructing a pilot plant in China.  The second company of the joint venture is a US-based company named C2O Technology Development Corporation which holds the patents for the C2O-Rinker Process in China, Mongolia and Hong Kong, as well as the newly developed intellectual property developed by the JV.

The Technology:

The C2O-Rinker Process is both sound, and unique, having leveraged the knowledge and investment of DOE research and pilot programs spanning five decades.  A one thousand ton-per- day pilot plant operated in the 1990s validated the baseline technology using Powder River Basin (PRB) input coal.  Over the decades, the baseline technology has been the benefactor of over $100,000,000.00 dollars in U.S. public and private investment.  Most recently, principals and shareholders of the current technology development company have invested approximately $3,000,000 dollars to develop new IP, to file patents and to cover engineering, travel and marketing expenses both in the North America and Asia.

In addition, a Chinese-American Joint Venture has invested over $3,000,000 in process enhancements which has made the C2O-Rinker Process more energy efficient and flexible to utilize both bituminous and sub-bituminous input coals.  Enhancements made to the baseline technology has produced intellectual property that is protected by seven patent applications and is available for acquisition by the Company.  Five of the six U.S. patents have been granted to date with one patent pending.  Additional patent applications for the C2O-Rinker Process have been filed under the Patent Cooperation Treaty covering several foreign countries, including China and Mongolia, South Africa, Australia, Japan, Indonesia and Canada.  The intellectual property rights for the C2O-Rinker Process Chinese and Mongolian patents have been assigned to a Chinese-American joint venture.

 pg. 24

The Process

Known as the “C2O-Rinker Process” after the current technology development company and the primary engineer, the process is simple and efficient and could be described as “elegant.”  Input coal is prepared and fed into a reactor where it is partially pyrolyzed to allow the volatiles contained within the coal to sublimate, or “cook off.”  This is accomplished at a much lower temperature than competing coal-to-liquid processes that work at higher temperatures and tend to break molecules down to the most basic element level.  In the C2O-Rinker Process, vapor is recovered, condensed and processed to form coal derived liquid (CDL) while the remaining mass is processed into high quality activated carbon which has many applications.

5.7% Nat Gas
Raw Coal 85.8%
Patented C2O-Rinker Process
8.5% Air
~10.3% of the mass goes into crude oil similar to WTI
~54.7% of the mass goes into high-quality activated carbon granules
~19.6% of the mass is extracted as clean water
~14.3% into CO2*

*This byproduct is converted into liquid ethanol by a complementary process

The C2O-Rinker Process achieves its efficiencies by converting the “easy” part of the input coal, the volatiles, into coal derived liquid at a much lower and more economical temperature while leaving the more complex molecules as activate carbon.  The CDL is subsequently hydrogenated to produce synthetic crude that closely resembles the properties of Louisiana Light Sweet (LLS) crude oil at the rate of about .9bbl per input ton of coal.  Clean water is a significant by-product of the process and in addition, about one-third of the original sulfur content of the input coal is removed and prepared for commercial sales as a minor by-product.  A complimentary process is available to convert the CO2 generated from the production of process heat into either ethanol or methanol, making the entire process a Minor Source of Emission (MSE) for the purposes of air permitting.

Typical Mass Balance for PRB Coal

 pg. 25

The addition of the complimentary process produces an environmentally friendly mixture of technologies that has nearly zero Greenhouse Gas Emissions (GHG), making the environmental permitting simple and relegated to the State level.

CONFIDENTIAL
C20 TECHNOLOGIES, LLC

BASIC FLOW BLOCK DIAGRAM

2000
ELECTRICAL POWER
2100
PROCESS CONTROL
2200
SUB-STATION ELECTRICAL
2500
NITROGEN PURGE
2600
UTILITY
LOW PRESSURE STEAM
PLANT AIR
NON-POTABLE WATER
POTABLE WATER
2900
FIRE PROTECTION
3000
LABORATORY
1000
NOT USED
NOTE: LOW PRESSURE STEAM TO SUPPLY IN PLANT HEATING
20 DAY STORAGE
XJHM COAL
MINUS 50mm
1500 MT/Day
100
COAL PREPARATION
MINUS 5mm
200
COAL DRYING
2700
WATER RECOVERY
WATER
1600
WATER TREATMENT
PLANT USE / MAKE UP WATER TO BOILER
NON-POTABLE WATER (RECLAIM)
VENT
300
PRE-HEATING
600
CDL-GAS RECOVERY
PYRO-GAS
CDL
800
CENTRIFUGE
WATER
1500
CONDENSER
SUPERHEATED STEAM
400
PYROLYSIS
SWEEP GAS
SWEEP GAS
BFW
900
CDL FILTRATION
CDL
2800
CDL STORAGE
15 DAY STORAGE
500
COOLING
1300
HEAT RECOVERY
SLUDGE
1100
GAS COOLING
1400
BOILER
PRIMARY STEAM
1200
FIRED HEATER (SUPERHEATER)
PYRO-GAS
PYRO-GAS
PYRO-GAS
WATER
START UP GAS
START UP GAS
700
NATURAL GAS SUPPLY
WATER
SLUDGE
1700
CHAR PASSIVATION (FINISHING)
OXYGEN
1800
CHAR TREATMENT
WASTE
2400
CHAR STORAGE
15 DAY STORAGE
BFW = BOILER FEEDWATER
CDL = COAL DERIVED LIQUID
MT/Day = METRIC TONS PER DAY
MTPH = METRIC TONS PER HOUR
PYRO-GAS = PYROLYSIS GAS
AREA NUMBER
XXXX
XXXX
XXXXX

NAMEPLATE RATING
1500 MT/Day = 62.5 MTPH

BED PROPOSAL
BASIC ENGINEERING DESIGN

NO.		BY	DATE
K	BED UPDATE	SED	3-10-16

THIS DOCUMENT DISCLOSES PROPRIETARY INFORMATION OF C20' LLC. IT MAY BE REPRODUCED ONLY WITH WRITTEN PERMISSION AND IS NOT TO BE USED IN ANY WAY DETRIMENTAL TO THE INTERESTS OF C20' LLC.

BEIDA PROJECT
1500 MT/Day

TITLE
BASIC FLOW
BLOCK DIAGRAM

DATE: 08-20-12 | PROJECT NO. 12-06
DEVELOPED BY: F. Rinker | APPROVED: F. Rinker
DWG. NO. 1206-P1001 | REV. K

Coal to Liquid Technology

C20 Technologies, LLC

CONFIDENTIAL
C20 TECHNOLOGIES, LLC

C20 – Rinker Basic Flow Black Diagram

 pg. 26

The Pyrolyzer

PRB Coal Before and After Processing

The Pyrolyzer is the proprietary piece of equipment developed exclusively for the C2O-Rinker Process through which coal is partially pyrolyzed in an elegant way.  Elegant in that the input coal is “cooked” at just the right temperature to cause portions of the input coal, the volatiles, to sublimate.  Soft, low-grade coals that contain high levels of volatiles like the PRB coal found in Wyoming and Montana that contain up to 50% volatiles on a dry matter basis.  This type of coal yields the largest amount of Coal Derived Liquid (CDL) per ton of input coal.  Hydrotreating the CDL is required to produce up to one barrel of crude oil per input ton of PRB coal.  The synthetically produced intermediate-grade crude oil has many of the same properties as Louisiana Light Sweet (LLS).  The way in which the pyrolyzer extracts the “easy” portion of the coal for conversion into crude oil, leaving the heavy molecules “upgraded” is truly elegant since it requires far less energy for the refinement than competing technologies.

The pyrolyzer and the entire C2O-Rinker Process has been fully vetted by Amec Foster Wheeler (NASDAQ: ADR), an engineering, procurement and construction (EPC) firm located in Houston, TX. AmecFW has been working closely with C2O Technologies, LLC and the Chinese to finalize the cost, schedule and performance of the 1500 metric ton per day pilot plant utilizing the C20-Rinker Process which is currently deploying inside China through a Joint Venture.Foster Wheeler would be available to provide the EPC function for the project, extending the technical guarantees for the process as well as the cost, schedule for project construction and the quantity and quality of offtakes making the project a low-risk with respect to technology.

 pg. 27

Compared to Other Coal to Oil Projects and Unconventional Oil Resources

There are only two other known, commercially available coal-to-oil technologies which are indirect conversion (SASOL of South Africa) and direct conversion (Shenuah in China).  Both technologies have capital costs more than twice that of the C2O-Rinker Process resulting in an expensive, energy intensive process that converts a maximum of 35% of the coal to a liquid product.  The C2O-Rinker Process makes two value-added products from the coal at much lower temperatures resulting in twice the revenue and profit per input ton of coal.

Process Cost Compared to Other Sources of Unconventional Oil Production

The C2O-Rinker Process has been fully vetted with a premier Risk Performance Management ("RPM") company located in New York City.  RPM is a new methodology for creating a synthetic credit enhancement available for project finance.  Through RPM both insurers and investors achieve significant, qualifiable and quantifiable benefits aligned with their individual requirements. Reducing the potential for financial loss is attractive to investors, allowing them to assign greater value / lower risk to the investment. Greater economic value and lower financial risk translate directly to improvement of the credit; the project shall employ an RPM strategy to perform as credit enhancement.

 pg. 28

Technology Differentiators:

•

Sound.  The technology has been developed, tested and commercialized with over US$100,000,000 in public and private investment.

•

Unique.  It is the only “coal to oil” technology that efficiently produces two products of higher value exceeding an estimated 700% the value of the input coal.

•

Validated.  Pilot plant validated during five years of operation in the 1990s on Powder River Basin (PRB) coal.

•

Enhanced.  Enhancements to the baseline technology expand the range of useable input coals.

•

Patented.  Six patents recently filed add efficiency to the baseline technology.

•

Elegant.  Converts the easy portion of the coal mass to oil

•

Environmentally Friendly.  Minimal Green House Gas (GHG) emissions when field with complimentary process

•

Proprietary.  Pyrolyzer is a proprietary component of the process

•

Currently Deploying.  Amec Foster Wheeler (AmecFW), a world-class Engineering, Procurement and Management (EPC) firm, is on contract to deploy the technology to China

•

Low-Risk.  A plant employing the technology can be “wrapped” by AmecFW and further enhanced with a tailored Risk Performance Management (RPM) firm involved in the current deployment of the C2O-Rinker Process to China

 pg. 29

The Project:

Location

Caballo (Peabody) and Belle Ayre Mines (Alpha Natural Resources)

The project would be located in the Powder River Coal Basin (PRB) of Wyoming at a location which has rail access to both the Union Pacific Railroad (UP) as well as the Burlington Northern Santé Fe (BNSF) Railroad.  Three mines are of interest, all of which have access to the thirty-years of coal resources (200MM tons) required to operate the coal refinery at name plate capacity.  Preferably the coal mines can be purchased at a discount from either Alpha Natural Resources (Bell Ayre Mine) or Peabody Coal (Caballo Mine) or from Arch Coal (Black Thunder Mine or Coal Creek Mine) which are major mining companies are in Chapter 11 bankruptcy and are looking to sell assets.  Once the coal resources have been secured, a one hundred acres’ site with rail service located near the resources.  All of the mines of interest are located near the Cordero-Rojo Mine which is operated by Cloud Peak Energy Resources, LLC which is a company that may consider extracting the coal resources under contract for the project.

A significant consideration in acquiring a site for the project is the rail service.  All of the mines under consideration The prospective acquisition would need the capability to stage multiple unit trains daily for either of the two Class I rail companies serving the region.  For the project under consideration, rail yard and switching facilities would need to accommodate the following amount of rail shipment (approximately):

•

Covered Hopper Cars: 50 per day

•

Coal Hopper Cars: 100 per day

•

Crude Oil Tanker Cars: 25 per day

•

Ethanol Tanker Cars: 1 per day

 pg. 30

Wyoming Business Council

The State of Wyoming created the Wyoming Business Council in 1998 to focus public and private efforts to build a strong job creation base in the new economy with manufacturing and technology as core competencies while strengthening the existing business and industry groups under energy, agriculture, tourism and travel (http://www.wyomingbusiness.org/content/about/mission).  Working closely with the Council, the Company will evaluate various mines and sites that may be for sale.  The Gillette, WY office of the Council is in close contact with all of the mining companies in the PRB and has been made aware of the requirements of the Project.  In addition to the Council, the Company is in contact with one major coal company that mines in the region.  The prospect of finding a suitable project site at a good price is very high.

 pg. 31

University of Wyoming

The Company plans to work closely with the University of Wyoming School of Energy Resources (SER), located in Laramie, WY (http://www.uwyo.edu/ser/building/).  The Deputy Director of the Emerging Projects and Technology at the SER has taken a personal interest in the proposed Project and has extended access to the SER Staff on a fee for service basis.  The SER Staff is uniquely equipped to help “productize” of the granular coal char product for use as a soil amendment in commercial agriculture.  Additionally, SER has knowledge and access to technologies that could be complementary to the C2O-Rinker Process to enhance profitability.

Black Thunder Mine (Arch Coal)

 pg. 32

Western Research Institute

Western Research Institute (WRI), located in Laramie, Wyoming, is a multi-million dollar, not-for-profit, research organization renowned for work in advanced energy systems, environmental technologies and highway materials research and technologies (http://www.westernresearch.org/about.aspx?id=60).  WRI advances client technologies from concept to bench scale through pilot testing and commercialization.  The Advanced Technology Center (ATC) includes laboratories, pilot facilities and room for new development. Heavy oil, emulsions and refinery efficiency technology development take place in laboratories located in the Bureau of Mines Building on the University of Wyoming campus.  The Company plans to take full advantage of the capabilities available at WRI and is already in discussions on the coal sample testing as well as product sample production.

Processing Lines

The project would consist of six operating lines, each line capable of processing up to 3,000 tons of input coal per day.  Two of the six lines shall be dedicated to producing activated carbon granules the offtake from which shall be used to make ethanol in the complimentary process, and to build the soil amendment market.  The remaining four lines shall produce deactivated, briquetted carbon offtake for sale to either the metallurgical coal market as PCI, or to the energy market as upgrade, compliant coal.  As the soil amendment market develops market demand, additional processing lines shall be converted from the production of deactivated briquetted carbon to the production of activated carbon granules.

Process Line Configuration

 pg. 33

Complimentary Process

Along with the six pyrolyzer lines that constitute the main portion of the project, a complimentary process shall be fielded that consumes nearly all of the CO2 emitted by the natural-gas fired boilers and the hydrotreating process of the plant.  The Company is in discussion with a technology provider for an “on-the-shelf” solution to convert approximately 3,000 tons of CO2/day into ethanol with the use of coal feedstock.  The Company is also aware of developmental technologies that could do the CO2 to ethanol conversion, one such technology recently announced uses water and CO2 to make ethanol.

Project Schedule:

 pg. 34

Environmental Permitting:

The C2O-Rinker Process is a very “Green” process which is the benefactor of significant investments made by the US Government’s Department of Energy as a “Clean Coal” Program.  With the addition of a Complementary Process to convert the CO2 produced by the process into ethanol, we do not expect the Project to emit more than 100,000 tons of CO2 equivalent Greenhouse Gas (GHG) per year.  We expect that emissions of any other form of pollutant to qualify as a Minor Source of Emission (MSE) which can be permitted at the state level.

Environmental permitting for the Project should be minimal depending upon whether a Title V Air Permit under the provisions of the Clean Air Act (CAA) is required.  We expect to locate the Project on a site in which the air quality is “in attainment,” and we do not expect to exceed the Title V Air Permit thresholds, below:

•

Single emission point of no more than 10 tons of any particular Hazardous Air Pollutant (HAP)*

•

Single emission point of no more than 25 tons per year of any combination of HAPs

•

No more than 50 tons per year of Volatile Organic Compounds (VOCs) or Nitrous Oxide (NO2) from all emission points

•

If any of the emissions are subject to New Source Performance Standards, NESHAPS, or chemical accident prevention provisions

•

Any sources subject to Federal Acid Rain regulations

•

Use of a solid waste incinerator subject to Section 129(e) of the CAA

•

Sources emit more than 100,000 tons of CO2 or equivalent GHG per year

*HAPs can be found at: https://www.epa.gov/haps/initial-list-hazardous-air-pollutants-modifications

The Company shall work closely with the Wyoming Department of Environmental Quality to permit the project as a Minor Source of Emission (MSE).  At the present time, we do not expect to exceed any of the threshold requirements for a Title V Air Permit.  However, if determined to be necessary, the Company shall work diligently and seamlessly with governmental agencies to obtain the requisite Title V Air Permit from the US EPA.

 pg. 35

Operations:

The Project should become operational on the projected Commercial Operations Date (COD) of June 26, 2019, and should operate continuously for an expected 300 days per year for the design life of thirty years.  The Company expects three shifts of fifteen employees to work five days per week with two shifts of fifteen employees working weekends, training, holidays and shift work.  Plant administration would consist of approximately five personnel.  Eighty personnel total with average payroll of $50K per employee would produce an estimated $4MM in total annual economic benefit to the community.

During operations, the project would take coal that has been washed and ground to ½” minus in size into dryers in which process heat from the plant is used to remove the majority of the moisture.  Dried coal is then placed into the oxygen-limited, pyrolyzer that is operating the optimal temperature to cause the complex mass to break apart and the volatile mass to sublimate into a gaseous state.  The gas is then removed and condensed into coal derived liquid (CDL).  The CDL is then hydotreated to produce a synthetic crude oil that is an intermediate-light grade similar to Louisiana Light Sweet (LLS).  The carbon mass that did not sublimate is removed from the pyrolyzer, quenched and then prepared for market.  Operations of the plant are continuous flow and mostly automated with the primary functions being: 1) loading the coal dryers, 2) monitoring the systems, 3) safety and quality functions, 4) loading the offtake and 5) perform daily maintenance.  All of the process machinery is standard equipment found in oil refineries and coal mines with the exception of the pyrolyzer which is a new, proprietary piece of equipment with the requisite commercial guarantees.  The highly efficient plant relies upon process heat as well as process gas in addition to an amount of natural gas to provide the necessary energy to operate.

The Markets:

Crude Oil

Crude Oil is a commodity that is in high demand world-wide and is a fungible commodity.  Louisiana Light Sweet (LLS) is currently traded at around $50/bbl on the NYMEX where the commodity can be hedged with futures and/or options contracts.  We see the long-term price of crude oil to trade in a range of $35-$55/bbl.  The Company would sell the crude oil offtake under a long-term “take and pay” agreement to a refinery such as the ExxonMobile Refinery located at Billings Montana where the light-intermediate grade of crude, with almost no sulfur is in high demand to blend with the heavier crude coming from the Bakkan Oil Field of North Dakota, or the Oil Sands of Canada.  The Company has a lot of data on the yield we expect from PRB coal which is expected to be .8 bbl per input ton for a single pass through the pyrolyzer and 1.0 bbl per input ton for material that is passed through twice through the pyrolyzer.

Activated Carbon

There are there primary markets for which the activated carbon from the C2O-Rinker Process may be marketed.  The Company will likely market product to all three markets with the objective on maximizing profits while diversifying market risk.

Thermal Coal

Activated carbon from a single pass through a pyrolyzer may be marketed to electrical utilities for use in producing electricity.  Activated carbon is deactivated and briquetted using a small amount of coal tar from the crude oil process as a binder.  The briquette produced is high in energy content, low in sulfur content and resistant to moisture.  It can be blended with higher-sulfur coal in order to produce a compliant mix of coal for combustion.  Approximately 30% of all the electricity produced in the United States is from the

 pg. 36

combustion of coal.  Overseas, thermal coal is used in Japan, Korea, China, Southeast Asia and India in large quantity.  This product is traded on the CME and can be hedged through futures and options contracts.  We expect this product to fetch a price similar to Central Appalachia Coal (CAPP) which is currently priced at $40/t in a barge at the confluence of the Big Sandy River and Ohio River.  We see the range for CAPP to fluctuate between $40/t to $60/t, which translates to $25/t to $45/t at the plant.

Metallurgical Coal

Activated carbon from a single pass through a pyrolyzer may be marketed to those modern steel mills that utilize Pulverized Coal Injection (PCI) technology to inject additional carbon into a basic oxygen blast furnace.  US Steel and AK Steel have the requisite technology in the United States, but the larger market is overseas in China, India, Brazil, France, Germany and Russia.  In a normal market, PCI of the quality that would be produced at the plant would be priced at $120-$150/metric tonne at the foreign port.  The Company would not expect to see this level of pricing until metallurgical mining capacity is better balanced with worldwide steelmaking demand.  However, steel industry protection measures being implemented by the U.S. and the current disruption in the U.S. coal industry could create an opportunity to fetch $70-$100/t over the short term for PCI delivered to the steel mill.

Soil Amendment

The Company sees the exploitation of the prospective soil amendment market as being the highest and best use for the activated carbon offtake.  Assuming activated carbon does increase crop production by an average of 20%, we estimate that commercial agriculture would be willing to pay $100/t for the product FOB plant.  We estimate the farmer would receive $1.80 in return for each $1.00 of activated carbon purchased to a point of diminishing return at about two tons per acre.  We estimate the size of the market to be 50MM tons of activated carbon per year, which would require eighteen coal refineries to satisfy.  The total amount of input coal consumed by eighteen plants to produce the requisite amount of soil amendment to satisfy the market would be 100MM tons per year which is the amount produced by the Black Thunder mine each year.  The dollar value of the emerging soil amendment market is estimated to be $5B per year.

The Company plans dedicate a portion of the offtake from the Project to building the commercial agriculture soil amendment market.  The Company plans to work closely with the University of Wyoming and the Western Research Institute as well as other universities to conduct field trials as part of the process of commercializing the commercial agriculture soil amendment product.  As the commercial agriculture soil amendment market develops, the Company plans to systematically convert the majority of the Project to producing soil amendment and to develop additional projects as required.  Since the Company would have patented technology that uniquely produces quantity and quality of soil amendment product to service the extremely large commercial agriculture market, the Company could easily secure a preeminent position in the emerging market.

Ethanol

CO2 harvested from the process boiler and the hydrotreater can be harvested and used as feedstock for a Complimentary Process to produce ethanol.  Ethanol is traded on the Chicago Board of Trade where it is currently fetching $1.65/gallon.  However, the ethanol can bring an additional $1.00/gallon if sold to meet the California Ethanol Mandate.  There is a high probability the Company will enter into a marketing agreement with a California-based ethanol broker to place the product where it can earn the highest premium on the spot market, while hedging the product on the commodities market.  We would expect the product to fetch $1.50-$2.50/gallon over the long-run and are using $2.00/gallon in our financial forecasts.

 pg. 37

The Objective Profit Model:

The objective profit model for the Project, defined as the state at which the commercial agriculture soil amendment market is using all of the activated carbon, is simplest to understand when it is normalized around “input tons” of coal.  That profit model is (input ton = it = 2000#):

Income

o

Crude Oil = .9bbl/it X $40/bbl = $36/it

o

Activated Carbon = .625t/it X $100/t = $62.50/it

o

Ethanol = 1.66 gal/it X $2/gal = $3.33/it

o

Total Income = $101.83/it

Expenses

•

COGS = $10/it coal + $2/it preparation + $15/it O&M = $27/it

•

Amortization = $18/it

•

Other = $2/it

•

Total Expenses = $47/it

EBITDA

•

$101.83/it - $25/it = $74.83/it X 18,000 X 300 = $405,000,000 per annum

EBITD

•

$101.83/it – $47/it = $54.83/it X 18,000 X 300 = $296,082,000 per annum

 pg. 38

Breakeven

Assuming the breakeven point is $47/it, then further assume that thermal coal is currently at the absolute bottom of the market and that ethanol will average $2.00/gal over the long haul.  The breakeven point becomes:

•

Activated carbon would fetch a minimum $25/t FOB plant for the activated carbon sold as sulfur compliant “thermal” coal, which converts to a value of $15.625/it,

•

Ethanol would fetch $3.33/it

•

The crude oil would then need to fetch $31.16 a barrel which translates to $28.045/it

The Breakeven Point is $31.16/bbl for LLS

 pg. 39

B.

The Offering

The Company is offering a maximum of 200,000 7% Convertible Preferred Stock Shares at a price of $100.00 per Share, with all Shares having a value of $100.00.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s Mining & Mineral Rights Technology and Mining & Mineral Rigths products and services.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has set the minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering at TWO HUNDRED THOUSAND 7% CONVERTIBLE PREFERRED STOCK SHARES. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

F.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 7% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

& Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 7% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

& Current Shareholders

100%

o

New Shareholders

0%

G.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

H.

Company Share Purchase Warrants

The Company has not issued any stock purchase warrants

I.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

 pg. 40

J.

Company Convertible Securities

The Company, at the completion of this Offering will have 200,000 7% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the

 pg. 41

weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

K.

Stock Option Plan

In 2012, The Board adopted an equity incentive stock option plan (the “Plan”), under which the Board of Directors has reserved THREE MILLION shares of Common Stock for issuance upon exercise of options granted pursuant to the Plan. The plan is administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee has the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

L.

Reporting

For tax and accounting purposes, the Company’s fiscal year will end on September 30th of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of March of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

M.

Stock Transfer Agent

Globex Transfer, LLC

780 Deltona Blvd., Suite 202

Deltona, Florida 32725

Phone: 813-344-4490

Email: MT@GlobexTransfer.com

http://www.GlobexTransfer.com

 pg. 42

N.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of the Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the date of Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

 pg. 43

Q.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in Hathaway Activated Carbon, Inc.

The Company	Hathaway Activated Carbon, Inc. is a Delaware Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 48 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 7% Convertible Preferred Stock Shares.
The Offering Term of the Offering

The Company is seeking capital commitments of $20,000,000 from Investors.  The securities being offered hereby consists of up to 200,000 7% Convertible Preferred Stock Shares of the Company, priced at $100.00 per Share subject to the Company’s discretion to increase the size of the offering.  The purchase price for the stock interests is to be paid in cash as called by the Company.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of the Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the date of Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

Conversion Option / Mandatory Conversion

All 7% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•

Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At anytime during the fifth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Mandatory Conversion: On the last business day of the 5th year of the investment, the Shareholder MUST convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing.

NOTE: The Company has the Right to convert the 7% Convertible Preferred Stock Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares, less the appropriate percentage discount in the year that the acquisition or merger occurs.

Voting Rights	Preferred Stock Holders have No Voting Rights
Reports to Investors

For tax and accounting purposes, the Company’s fiscal year will end on September 30th of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of March of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

 pg. 46

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company’s address is 45 Franks Road, Leoma, Tennessee 38468. The Primary mailing address for the Company is PO Box 356, Leoma, Tennessee 38468. The Company intends to acquire an ongoing mining operation, or control of coal reserves, in the Powder River Basin of Northeastern Wyoming.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

Hathaway Activated Carbon, Inc. commenced operations in June of 2016 as a Delaware Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Hathaway Activated Carbon, Inc. will operate profitably.

Overview:

The Company has every reason to believe that it can successfully field and operate six lines of the C2O-Rinker Process to the Powder River Basin (“PRB”). A predecessor technology was successfully fielded and operated in the PRB in the 1990s. The technology is currently being fielded to China, and the Company plans to contract contract with AmecFW to be EPC for the Project. The technology is simple and elegant and deemed to be very low risk (technically). The largest risk is considered to be in the management of the large flow of materials that could potentially “jam-up” the works if not properly planned. Further, daily maintenance is key to stay ahead of mechanical problems that may develop. The Company has every expectation to operate the plant at name plate capacity from the COD through the design life of the plant.

The Company expects the plant to successfully operate according to plan and the Company expects to sell the activated carbon offtake to the emerging commercial agriculture soil amendment market. Once the commercial agriculture soil amendment market is realized, the Company expects to gross $75/input ton of coal, or approximately $400MM per year EBITDA. This amount of revenue would make the book value of the Company approximately $1.6-$2.0B. It is not unusual for shares of energy and agriculture sectors to publicly trade at 1.5 book, making the Company valuation approximately $2.4B - $3B. Should the Company realize these expectations, share prices for the currently planned distribution of shares would be valued at approximately $282-$353/share. This would make the approximate ROI to the investor 2.8 to 3.5 times the money in an estimated six to eight years making the estimated annualized yield 18.9-23.4% over six years or 13.8-17.1% over eight years.

 pg. 47

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Kevin Hathaway (Age: 51)

President

Kevin Hathaway shall perform the duties of Acting President until the Project is commission at the beginning of Phase III. At that time, the VP of Operations and Training would be the natural choice to replace Mr. Hathaway and that individual would then backfill his/her position.

Mr. Kevin Hathaway is a tenth generation American, a Son of the American Revolution and a Son of the Confederacy. His line of Hathaway is a “First Family of Virginia” which extends back to Gloucestershire, England through the Northern Neck of Virginia. Married to wife Laura for twenty-five years, Kevin is a proud father of five and a grandfather of one. Kevin was raised near Marietta, Ohio which was the first British settlement in what was known as the Northwest Territory in the late 1700s. Raised on a small diversified farm, Kevin learned many different trades and problem solving techniques growing up. He has successfully applied that knowledge, along with a formal education in finance, to originate and complete many successful projects over a thirty-year period. Kevin can be classified as a driven, successful serial entrepreneur.

A commissioned officer in the U.S. Army Reserve Component, Kevin earned his way to a Bachelor of Business Administration (BBA) in Finance at the Ohio University, Athens, Ohio, while flying helicopters in the Army National Guard. As a company grade officer in the Army National Guard, Kevin was recognized for his leadership ability at the company and battalion level as well as an ability to “think outside the box” which led to a tour of duty in the Army National Guard Bureau Staff of the Pentagon. In the Pentagon, Kevin distinguished himself as a goal oriented innovator while working at the 3-star general officer staff level on very significant projects. Notably, Kevin was on the team that restructured the U.S. Army Reserve Component Aviation Force Structure as part of the Secretary of Defense Les Aspin’s Bottom-Up Review of the early 1990s.

A fallout of the reorganization of the Army Reserve Component Aviation Force Structure was the requirement to simultaneously train collective warfighting skills to multiple of aircrews in the virtual simulation environment. Kevin was handed this task which in the mid-1990s was considered to be in the “too hard to do” category. By working with industry to bring forward new technologies while working as the Chief of U.S. Army New Systems Training Development for all U.S. Army Aviation at Ft. Rucker, Alabama, Kevin was able to develop and obtain funding for a new training system called the Army Aviation Combined Arms Tactical Trainer (AVCATT) which was a disruptive technology that changed the way U.S. Army Aviators train for combat. A US$1B program, AVCATT is now being used as a rehearsal tool in which aviators can collectively fly the mission on geo-specific terrain databases simulating the actual battlefield prior to conducting the actual mission.

In the early 2000s, Kevin was assigned as the Assistant Program Manager (APM) for Low-Rate Initial Production (LRIP) for the development RAH-66 Comanche – the most advanced scout/attack helicopter in the world. The Comanche was unique in that it was very lethal with advanced sensors and networked communications; to keep the weight down was almost entirely made of carbon fiber. Kevin led the manufacturing teams a Boeing-Philly and Sikorsky-Bridgeport to develop new approaches to manufacturing the sophisticated aircraft. Kevin applied his problem solving and leadership skills to help solve some very significant manufacturing challenges like how to save two hundred pounds of weight using “Silverized Kevlar” to enable the aircraft skin conduct static charges, or how to efficiently manufacture the aircraft skin antennae embedded into the carbon fiber.

Over the last fifteen years, Kevin has been a leader in the development of new defense projects for the U.S. Military Command Authority, for the U.S. Army Aviation, for the Missile Defense Agency, and for the defense industry. Typically, Kevin is involved in the front-end of project development: or conception of new projects, the pursuit of new projects through the formal solicitation process, or in the solving of problems that develop during project execution. He is sought-after in the defense community for his ability to persevere and to succeed at very difficult tasks that are normally “first of a kind.” Over the last six years he has expanded into the development of energy and renewable energy projects which is a target rich environment for the use of disruptive technologies.

The C2O-Rinker Process was brought to the attention of Kevin by a close friend in the finance community because of the belief that Kevin could get the disruptive process fielded in an extremely difficult economy. Kevin took the challenge because, compared to other projects successfully completed in the defense sector, fielding the C2O-Rinker Process appeared to be low risk and because the technology seemed to be flexible to create products for new markets. Over the months of working with the technology, Kevin realized that the most lucrative product market for the technology, activated carbon for soil amendment, should be a primary focus and would provide for a compelling value proposition and investment opportunity.

 pg. 48

TBD

Vice President of Operations and Training

This shall be one of the first hires that is conducted. The highly qualified professional should have a technical foundation with business and management skills developed through experience in mid-level and senior ranks of a large industrial corporation. Leadership, strong character and good communications skills are essential.

TBD

Vice President of Logistics

Logistics is probably the next most important aspect of the Project since large volumes of value-added commodities need to be transported daily by rail and by truck. This professional needs to have experience moving large volumes of bulk commodities in the U.S. West, and be very well connected throughout that network. Familiarity of rail transportation is essential.

TBD

Vice President of Sales & Marketing

Long-term offtake agreements with large, investment-grade trading partners is essential to the underwriting process of the project funding. This professional must have a long and successful track record of sales in the oil sector, or the coal sector, or the steel sector of the economy. The ability to understand and develop the activated carbon market is key.

TBD

Vice President of Quality & Safety

Quality and Safety are essential to a successful project. This key individual shall be hired about half-way through Phase I to become familiar with the plant design and construction plans. The individual will work closely with the design engineers to ensure that work safety and product quality are “baked into” the project design. Strict safety and quality protocols shall be enforced throughout construction, testing, training and operation of the Project.

TBD

Vice President of Technology Development

The VP of technology development shall participate in the development, employment and protection of all technology used by the Project. Technology shall be developed and adapted to exploit new and developing markets such as the soil amendment market. As new technologies are developed, patent fillings and other measures shall be enforced to protect the Company’s technological advantage.

B. Significant Employees.   All Members of Hathaway Activated Carbon, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Hathaway Activated Carbon, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

 pg. 49

ITEM 11.   EXECUTIVE COMPENSATION.

A.

Directors and Advisors Compensation

It was resolved in a Board Meeting on May 31st, 2016 that Board Members shall be compensated annually with a sing payment, reportable on IRS Form 1099, that is the average amount paid to a corporate board member of a corporation of equivalent gross revenue for the industry in which the Company is conducting business. For the period of June 1st, 2016 to May 31st, 2017 the amount of compensation was set to be $10,000 per Board Member.

The Advisory Board shall be retained through an annual “Access Fee” and compensated individually for time and expenses based upon the value provided by the Advisor to the Board. All compensation for Advisory Board Services shall be pre-approved by the Company’s Board of Directors.

B.

In July of 2016, the Company adopted a compensation program for Company Management. Accordingly, Management of Hathaway Activated Carbon, Inc. will be entitled to receive an annual salary of:

	Base	Benefits	Bonus	Total
President	$222,000	$66,000	15%	$319,000
VP Operations & Training	$180,000	$54,000	15%	$261,000
VP of Logistics	$140,000	$42,000	10%	$196,000
VP of Sales & Marketing	$130,000	$39,000	20%	$195,000
VP of Quality & Safety	$130,000	$39,000	10%	$182,000
VP of Technology Development	$150,000	$45,000	10%	$210,000

C.

NOTE: No compensation has been accrued nor will any compensation be accrued or paid until the Company has satisfactorily raised the minimum capital within the terms of this Regulation A Offering. The Company’s Executive Management and extended team have elected to have all salaries deferred and not-accrued to this Offering. Therefore, the Company does not intend to distribute any funds related to past performance.

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any employee of the Company beyond those listed above.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

 pg. 50

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company has not had any stock sales within the last year.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Kevin Hathaway 45 Franks Road Leona, Tennessee 38468	Common Stock: 500,000 Shares (50%) Preferred Stock: No Shares	Common Stock: 500,000 Shares (50%) Preferred Stock: No Shares
Mrs. Laura Hathaway 45 Franks Road Leona, Tennessee 38468	Common Stock: 500,000 Shares (50%) Preferred Stock: No Shares	Common Stock: 500,000 Shares (50%) Preferred Stock: No Shares

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

The Company is a stand-alone entity that is closely held by the Hathaway Family. The Hathaway Family has interests in other closely held family companies in the energy, agriculture and defense sectors. The current shareholders of the Company are:

•

Mr. Kevin W. Hathaway, Husband

50% Equity Shareholder

•

Mrs. Laura D. Hathaway, Wife

50% Equity Shareholder

Consequently, these two shareholders control the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws; and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Kevin Hathaway and Mrs. Laura Hathaway thus have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 51

ITEM 14. SECURITIES BEING OFFERED.

7% Convertible Preferred Stock Shares

A maximum of FIVE HUNDRED THOUSAND 7% Convertible Preferred Stock Shares are being offered to the public at $100.00 7% Convertible Preferred Stock Unit.

o

All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the

 pg. 52

weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 200,000 7% Convertible Preferred Stock Shares, (2) One Year from the date this Offering is qualified by the United States Securities and Exchange Commission, or (3) a date prior the one year anniversary date on which the United States Securities and Exchange Commission has Qualified this Offering that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Kevin Hathaway, the Company’s Chief Executive Officer. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker

 pg. 53

Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to HATHAWAY ACTIVATED CARBON, INC. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Tennessee for agreements made in and to be performed in the state of Tennessee. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Common Stock is being offered in the Offering Circular.

(a) Description of Company Common Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 8,000,000 shares of Common stock, no par value per share (the "Common Stock"). As of September 1st, 2016 – 1,000,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights except for the voting rights for the election of Directors.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 500,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). As of September 1st, 2016 – NO  Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, TWO HUNDRED THOUSAND shares of Preferred Stock will be issued and outstanding.

 pg. 54

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of September 1st, 2016, there were ONE MILLION shares of our Common Stock outstanding, which were held of record by approximately TWO stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

As of September 1st, 2016, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Dividends

The Company has never declared or paid cash dividends on its Common Stock Shares. The Company currently intends to retain all available funds and future earnings for use in the operation of Company business and does not anticipate paying any cash dividends in the foreseeable future to holders of our Common Stock. Any future determination to declare dividends for the Company’s Common Stock Shares will be made at the discretion of our board of directors, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Delaware. Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Delaware’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Delaware’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 55

FINANCIAL STATEMENTS SECTION:

TITLE	PAGE
Company Balance Sheet
Company Statement of Revenue and Expense
Statement of Shareholders Equity
Statement of Cash Flows
Notes to Financial Statements

 pg. 56

HATHAWAY ACTIVATED CARBON, INC.

(A Development Stage Company)

BALANCE SHEET - Unaudited

September 1st, 2016

ASSETS
Current Assets
• Cash		$100
• Accounts Receivable (Capitalization Commitment)		$0.00
• Inventory		$0.00
• Prepaid Expenses		$0.00
• Short-term Investments		$0.00
	Total Current Assets	$100
Fixed (Long-Term)Assets
• Long-Term Investments		$0.00
• Property & Equipment		$0.00
(Less Accumulated Depreciation)		$0.00
• Intangible Assets
	Total Fixed Assets	$0.00
Other Assets
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Fixed Assets	$0.00
TOTAL ASSETS		$100

LIABILITIES & OWNER’S EQUITY
Current Liabilities		$0.00
• Accounts Payable		$0.00
• Short-term Loans		$0.00
• Income Taxes Payable		$0.00
• Accrued Salaries & Wages		$0.00
• Unearned Revenue		$0.00
• Current Portion of Long-term Debt		$0.00
	Total Current Liabilities	$0.00
Long-Term Liabilities
• Long-Term Debt		$0.00
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Long-term Liabilities	$0.00
Owner’s Equity
• Owner’s Investment		$100
• Accounts Receivable		$0.00
	Total Owner’s Equity	$0.00
TOTAL LIABILITIES & OWNER’S EQUITY		$100

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 57

HATHAWAY ACTIVATED CARBON, INC.

 (A Development Stage Company)

STATEMENTS OF REVENUE AND EXPENSES - Unaudited

May 20th, 2016 to September 1st, 2016

REVENUE	May 20th 2016 to September 1st,2016
• Total Revenues	$0.00
TOTAL REVENUES	$0.00

EXPENSES
• Accounting	$3,000.00
• Legal	$2,000.00
• Taxes, other	$0.00
• Organization Costs	$0.00
TOTAL EXPENSES	$0.00

NET LOSS	($5,000.00)

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 58

HATHAWAY ACTIVATED CARBON, INC.

 (A Development Stage Company)

STATEMENT OF SHAREHOLDERS’ EQUITY - Unaudited

For the period for

May 20th, 2016 to September 1st, 2016

	Founding Shareholder	Total
Founding Contribution	$5,100.00	$5,100.00
All Costs	($5,000.00)	($5,000.00)

BALANCE, September 1st, 2016	$100.00	$100.00

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 59

HATHAWAY ACTIVATED CARBON, INC.

 (A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period for

May 20th, 2016 to September 1st, 2016

CASH FLOWS FROM OPERATING ACTIVITIES	May 20th, 2016 to September 1st, 2016
• Net Loss	($5,000)
• Other	$0.00

CASH FLOWS FROM INVESTING ACTIVITIES	May 20th, 2016 to September 1st, 2016
• All Investing Activities	$0.00

CASH FLOWS FROM FINANCING ACTIVITIES	May 20th, 2016 to September 1st, 2016
• All Financing Activities	$0.00

NET INCREASE IN CASH	$0.00

Cash, Beginning of year	$5,100,000
Cash, End of Year	$100

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 60

HATHAWAY ACTIVATED CARBON, INC.

 (A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

HATHAWAY ACTIVATED CARBON, INC., a Delaware Stock Corporation was formed in May of 2016.

Upon its organization as a Delaware Stock Corporation, the Company issued ONE MILLION “Founders Shares” of Common Stock Shares to Mr. Kevin Hathaway (Five Hundred Thousand Shares, or 50% of the Company’s Issued and Outstanding Common Stock Shares) and Mrs. Laura Hathaway (Five Hundred Thousand Shares, or 50% of the Company’s Issued and Outstanding Common Stock Shares).

Mr. Kevin Hathaway initially capitalized the Company an opening deposit and balance of $5,100 USD.

NOTE 2. BASIS OF ACCOUNTING:

The Financial Statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

 pg. 61

SIGNATURES

The Issuer has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Hathaway Activated Carbon, Inc.

By: Mr. Kevin Hathaway

By: ___/s/ Kevin Hathaway___________________________

Name: Mr. Kevin Hathaway

Title: Founder, President & 50% Common Stock Shareholder

By: Mrs. Laura Hathaway

By: ____/s/ Laura Hathaway__________________________

Name: Mrs. Laura Hathaway

Title: Founder & 50% Common Stock Shareholder

 pg. 62

Hathaway Activated Carbon, Inc.

45 Franks Road

PO Box 356

Leoma, Tennessee 38468

Company Direct: (931) 852-4060

SUBSCRIPTION AGREEMENT

7% Convertible Preferred Stock Units 1 to 200,000

Subject to the terms and conditions of the shares of 7% Preferred Convertible Preferred Stock Units (the "Convertible Preferred Stock”) described in the Hathaway Activated Carbon, Inc. Offering Circular dated September 1st, 2016 (the "Offering"), I hereby subscribe to purchase the number of shares of 7% Convertible Preferred Stock set forth below for a purchase price of $100.00 per share. Enclosed with this subscription agreement is my check (Online “E-Check” or Traditional Papery Check) or money order made payable to "Hathaway Activated Carbon, Inc." evidencing $100.00 for each share of Convertible Preferred Stock Subscribed, subject to a minimum of ONE 7% Preferred Convertible Preferred Stock Unit ($100.00).

I understand that my subscription is conditioned upon acceptance by Hathaway Activated Carbon, Inc. Company Managers and subject to additional conditions described in the Offering Circular. I further understand that Hathaway Activated Carbon, Inc. Company Managers, in their sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of shares of 7% Convertible Preferred Stock that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned with such interest as may have been earned thereon.

I understand that when this subscription agreement is executed and delivered, it is irrevocable and binding to me. I further understand and agree that my right to purchase shares of 7% Convertible Preferred Stock offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

I further certify, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number; (2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

 pg. 63

SUBSCRIPTION AGREEMENT (the “Agreement”) with the undersigned Purchaser for  ______________ 7% Convertible Preferred Stock Units of HATHAWAY ACTIVATED CARBON, INC, with no par value per share, at a purchase price of $100.00 (ONE HUNDRED DOLLARS AND ZERO CENTS) per share (aggregate purchase price: $____________________).

Made __________________________________, by and between Hathaway Activated Carbon, Inc., a Delaware Stock Corporation (the “Company”), and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

W I T N E S E T H:

WHEREAS, the Company is offering for sale up to TWO HUNDRED THOUSAND 7% Convertible Preferred Stock Units (the “Shares”) (such offering being referred to as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

Purchase and Sale.   Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Shares indicated above at the price so indicated.

2.

Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at Hathaway Activated Carbon, Inc.; 45 Franks Road, PO BOX 356, Leoma, Tennessee, along with a check payable to the order of Hathaway Activated Carbon, Inc. in the amount of the aggregate purchase price of the Shares subscribed (the “Funds”).  The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

Subscription and Purchase. The Offering will begin on the effective date of the Offering Statement and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering.

Any subscription for Shares received will be accepted or rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.  If any such subscription is accepted, in whole or part, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the Purchaser, and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Shares not purchased.  Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents, warrants and agrees as follows:

 pg. 64

(a)

Prior to making the decision to enter into this Agreement, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Shares subscribed.

(b)

   The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares subscribed and the Purchaser believes that the Purchaser’s prior investment experience and knowledge of investments in low-priced securities (“penny stocks”) enables the Purchaser to make an informal decision with respect to an investment in the Shares subscribed.

(c)

   The Shares subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares.

(d)

  The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Shares subscribed will not cause such overall commitment to become excessive.

(e)

  The Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Shares subscribed.

(f)

  With respects to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

(g)

  The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

(h)

  The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

(i)

  The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement.

Company Convertible Securities: All 7% Convertible Preferred Stock Units must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of

 pg. 65

the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10.0%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each unit of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the

 pg. 66

previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Unit of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

Notices.  All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

(a)

    If to any holder of any of the Shares, addressed to such holder at the holder’s last address appearing on the books of the Company, or

(b)     If to the Company, addressed to the Hathaway Activated Carbon, Inc; 45 Franks Road, PO Box 356, Leoma, Tennessee 38468 or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally, or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

 pg. 67

6.

Severability.   If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law.  Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

7.

Parties in Interest.   This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8.

Choice of Law.  This Agreement is made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

Headings.  Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10.

Execution in Counterparts.   This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11.

Survival of Representations and Warranties.  The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment therefore.

12.

Arbitration: Except as expressly provided in this Subscription Agreement, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Agreement or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Tennessee for agreements made in and to be performed in the state of Tennessee. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration,

 pg. 68

including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing this Subscription Agreement, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE: SUBSCRIBERS TO THIS OFFERING UNDERSTAND THAT THEY HAVE NOT WAIVED ANY RIGHT THAT THEY MAY HAVE UNDER ANY APPLICABLE FEDERAL SECURITIES LAWS.

13.

THE PARTIES HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATON BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

14.

In Connection with any litigation, mediation, arbitration, special proceeding or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its litigation-related costs and reasonable attorneys’ fees through and including any appeals and post-judgment proceedings.

15.

In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives, and Employees to the undersigned under this Agreement for claims, costs, damages, and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, shall not exceed, in the aggregate the undersigned’s investment amount.

16.   Additional Information.    The Purchaser realizes that the Shares are offered hereby pursuant to exemptions from registration provided by Regulation A and the Securities Act of 1933. The Shares are being offered ONLY TO RESIDENTS OF THE STATE OF:

•

NEW YORK

 pg. 69

IN WITNESSES WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

Hathaway Activated Carbon, Inc.

By: ______________________________________________

Name: ____________________________________________

Title: _____________________________________

PURCHASER:

_____________________________________________

          Signature of Purchaser

_________________________________________________

                    Name of Purchaser

 pg. 70

INVESTOR CONTACT INFORMATION:

Name: _____________________________________________________________

Spouse Name (if applicable): ___________________________________________

Address: ___________________________________________________________

Address Line 2 (if applicable): ___________________________________________

City: _______________________________________________________________

State or Province: ____________________________________________________

Postal Code / Zip Code: ________________________________________________

Country: _____________________________________________________________

Best Phone Number: __________________________________________________

Alternate Phone Number (not required): ____________________________________

Email Address: ________________________________________________________

 pg. 71

PART TWO: INVESTOR QUALIFICATION

(__)  I made $200,000 or more in the last two years and expect to make at least $200,000 this year.

(__) My household income was $300,000 or more in the last two years and it is expected to be at least $300,000 this year.

(__)  I have a net worth either on my own or jointly with my spouse of $1,000,000 or more excluding my home.

(__) None of the above.

Investor Suitability Questionnaire: Choose One Answer for each of the next FIFTEEN Questions:

1.

Income Tax Bracket:

(__) 15% or less

(__) 15-27%

(__) 28% or more

2.

When do you expect to need the funds from your Investments:

(__) Less than one year

(__) 1-3 years

(__) 3-5 years

(__) 6-10 years

(__) 11+ years

 pg. 72

3.

Net Worth (excluding your home):

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,000 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5M

4.

Annual Income:

(__) Less than $15,000

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,000 to $199,000

(__) $200,000 to $300,000

(__) More than $300,000

 pg. 73

5.

Household Income:

(__) Less than $15K

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,001 to $199,999

(__) $200,000 to $300,000

(__) More than $300,000

6.

Past Private Equity or Private Debt Investments:

(__) None

(__) One Investment

(__) 2-5 Investments

(__) Six or Move Investments

 pg. 74

7.

Employment Status:

(__) Student

(__) Self-Employed

(__) Employed in Same Field Less than Five Years

(__) Employed in Same Field Five Years or More

(__) Retired

(__) Unemployed

8.

Education:

(__) None

(__) GED

(__) High School

(__) College 2 Year

(__) College 4 Year

(__) Masters/PHD

 pg. 75

9.

Annual Expenses:

(__) $50,000 or Less

(__) $50,001 to $100,000

(__) $100,001 to $250,000

(__) $250,001 to $500,000

(__) Over $500,000

10.

Liquid Net Worth:

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5,000,000

 pg. 76

11.

Marital Status:

(__) Single

(__) Married

(__) Domestic Partner

(__) Divorced

(__) Widowed

12.

Number of Dependents:

(__) One

(__) Two to Three

(__) Four to Five

(__) Greater than Five

13.

Are you or any of your immediate family employed by or associated with the Securities Industry?

(__) YES

(__) NO

14.

Are you an officer, director or 10% (or more) shareholder in a publicly-owned company?

(__) YES

(__) NO

 pg. 77